Exhibit 99.1

Movano Health Announces Proposed Public Offering

PLEASANTON, Calif., November 14, 2023 – Movano Health (Nasdaq: MOVE) (“Movano Health” or the “Company”), a purpose-driven healthcare solutions company at the intersection of medtech and consumer devices and makers of the Evie Ring, today announced that it is proposing to sell shares of its common stock in an underwritten public offering. All of the shares of common stock in the underwritten public offering are to be sold by the Company. The Company intends to grant the underwriter a 30-day option to purchase up to an additional 15% of shares of common stock sold in the offering at the public offering price, less the underwriting discount. The final terms of the proposed offering will depend on market and other conditions, and there can be no assurance as to whether the offering may be completed, or as to the actual size and terms of the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include funding product development and commercialization activities.

The Benchmark Company, LLC is acting as sole book-running manager for the offering. The Liquid Venture Partners group at The Benchmark Company, LLC is responsible for sourcing and executing the offering.

The common stock described above is being offered by Movano Health pursuant to a shelf registration statement on Form S-3 (File No. 333-264116), including a base prospectus, previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement describing the terms of the offering will be filed with the SEC. The offering will be made only by means of the prospectus supplement and the accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. Copies of the preliminary prospectus supplement, and accompanying base prospectus relating to this offering, may be obtained from The Benchmark Company, LLC, 150 East 58th Street, 17th floor, New York, NY 10155, by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE), dba Movano Health, is developing a suite of purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices. Featuring modern form factors, Movano Health's devices capture a comprehensive picture of a person's vital health information and uniquely translate the data into personalized and intelligent insights that empower consumers to live healthier and more balanced lives. Movano Health's end-to-end solutions will soon enable consumers and their healthcare professionals to utilize daily medical-grade data as a tool to proactively monitor and manage health outcomes.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in the section “Risk Factors” included in the preliminary prospectus supplement for the offering. Movano Health cautions readers not to place undue reliance on any forward-looking statements. Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.